                                                                     EXHIBIT 8.1

                         [CROWE & DUNLEVY LETTERHEAD]



REEDER E. RATLIFF                               E-MAIL ratliffr@crowedunlevy.com
DIRECT LINE (405) 235-7714
DIRECT FAX (405) 272-5246

                                 May 26, 2000



Canaan Energy Corporation
119 North Robinson, Suite 600
Oklahoma City, Oklahoma 73102

Gentlemen:

          We have acted as counsel to Canaan Energy Corporation, an Oklahoma corporation ("Canaan"), in connection with that certain Registration Statement, File No. 333-30322, with respect to 5,000,000 shares of common stock of Canaan, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about February 14, 2000 (the "Registration Statement"). Except as otherwise indicated, all terms used herein shall have the respective meanings assigned to them in the Registration Statement. Canaan filed the Registration Statement in connection with the proposed Plan of Combination.

          You have requested our opinion regarding the material Federal income tax consequences of certain aspects of the proposed Plan of Combination. Our opinion assumes the accuracy and completeness of the facts set forth in the Registration Statement and certain additional facts and assumptions set forth in the certificates, attached hereto collectively as Exhibit A (the "Certificate").

          Based upon the foregoing, in reliance thereon and subject thereto, and subject to the other limitations set forth below, the statements made in the preliminary Prospectus/Proxy Statement being filed with the Registration Statement under the captions "Summary-Summary of Material Federal Income Tax Consequences" and "Material Federal Income Tax Consequences" with respect to our tax opinions represent our opinions of the tax consequences described therein.

          (A) No opinion is expressed as to any matter not specifically addressed above, including the reasonableness of the above-referenced assumptions relied upon by us in rendering the opinion set forth above.

          (B) Our opinions are based upon the Internal Revenue Code of 1986, as amended ("Code"), the Treasury Regulations promulgated thereunder, judicial decisions, published rulings of the Internal Revenue Service ("IRS"), and other administrative pronouncements, all as in effect on the date hereof.

Canaan Energy Corporation
May 26, 2000
Page 2

          (C) The statutory, judicial, regulatory and administrative authorities relied upon by us in rendering the above-referenced opinions may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter this opinion. There can be no assurance that legislative, judicial or administrative changes affecting the tax consequences described in the Prospectus/Proxy Statement will not occur in the future. We assume no obligation to update or modify this opinion to reflect any developments that occur after the date hereof.

          (D) We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and Prospectus/Proxy Statement under the heading "Legal Matters".

          (E) This opinion is not binding on the IRS or the courts and is dependant upon the accuracy and completeness of the facts set forth in the Registration Statement and the facts and assumptions set forth in the Certificates. We have relied upon these facts and assumptions, and any inaccuracy or incompleteness in our understanding of those facts or assumptions could adversely affect the Federal income tax consequences of the Plan of Combination transactions and, accordingly, could alter our opinion.

                              Respectfully submitted,

                              CROWE & DUNLEVY
                              A Professional Corporation



                              By: /s/ Reeder E. Ratliff
                                  ---------------------------------------------
                                  Reeder E. Ratliff


RER:CLA:clm

                                  CERTIFICATE


          The undersigned (i) officers and shareholders of Canaan Energy Corporation, an Oklahoma corporation ("Canaan"), Coral Reserves, Inc., an Oklahoma corporation, Coral Reserves Energy Corp., an Oklahoma corporation, and Canaan Securities, Inc., a Delaware corporation; and (ii) General Partners of the Partnerships, in connection with the opinions to be delivered by Crowe & Dunlevy, A Professional Corporation, with respect to the Combination Transactions occurring pursuant to the Plan of Combination ("Plan of Combination") dated February 14, 2000, as amended, and recognizing that said law firm will rely on this Certificate in delivering its opinions, hereby certify, to the best of their knowledge and belief, as follows (capitalized terms not otherwise defined herein have the meaning assigned to them in the Plan of Combination):

          1. No Canaan common stock will be issued for services rendered to or for the benefit of Canaan in connection with the Combination Transactions, and no Canaan common stock will be issued for indebtedness of Canaan or for interest on indebtedness of Canaan.

          2. The limited partners and additional general partners of the Partnerships, and the shareholders of the Corporate Combining Entities, other than limited partners who elect to receive cash, (collectively referred to herein as the "Transferors") will not retain any rights in the property transferred by them to Canaan in connection with the Combination Transactions.

          3. Canaan will not assume any liabilities of the Transferors in connection with the Combination Transactions, or receive the partnership interests of such limited partners or the common stock of such shareholders subject to any liabilities.

          4. There will be no indebtedness between Canaan and any of the Transferors created in favor of any such Transferor as a result of the Combination Transactions.

          5. The transfers and exchanges will occur under a plan agreed upon before the closing of the Combination Transactions in which the rights of the parties are defined.

          6. All exchanges contemplated by the Plan of Combination will occur on approximately the same date.

          7. There is no plan or intention on the part of Canaan to redeem or otherwise reacquire any Canaan common stock to be issued in the Combination Transactions.

          8. Taking into account the issuance of the Canaan common stock pursuant to the Plan of Combination, the Transferors will be in "control" of Canaan within the meaning of Section 368(c) of the Code on the Closing Date.
For this purpose, "control" means the ownership of stock in Canaan representing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of Canaan.

          9. Each Transferor will receive Canaan common stock at the Closing approximately equal to the fair market value of the partnership interest or common stock transferred by him, her or it to Canaan.

          10. Canaan will remain in existence and will retain and use the property transferred to it in a trade or business.

          11. There is no plan or intention by Canaan to dispose of the transferred property, or to cause any of the Partnerships or Corporate Combining Entities to dispose of any of their assets, other than in the normal course of business operations.

          12. Canaan and the Transferors will pay their own expenses, if any, incurred in connection with the transactions contemplated pursuant to the Plan of Combination.

          13. None of the Transferors are under the jurisdiction of a court in a title 11 or a receivership, foreclosure or similar proceeding, and the Canaan common stock to be received in the transaction will not be used to satisfy any indebtedness of any such Transferor.

          14. At the Closing, more than twenty percent (20%) of the assets of the Partnerships and the Corporate Combining Entities are used in a trade or business activity, and there is no plan or intention to redeploy these trade or business assets to assets held for investment purposes such that eighty percent (80%) or more of the gross assets of Canaan, the Partnerships and the Corporate Combining Entities, in the aggregate, would be held for investment purposes.

          15. The Transferors have no plan or intention to sell, exchange or otherwise dispose of any Canaan common stock to be received by such party pursuant to the Plan of Combination.

          IN WITNESS WHEREOF, this Certificate has been signed this 26/th/ day of May, 2000.

CANAAN ENERGY CORPORATION,                 CORAL RESERVES, INC., an
an Oklahoma corporation                    Oklahoma corporation
By:/s/ Leo E. Woodard                      By:/s/ Leo E. Woodard
   -----------------------------------        ---------------------------------
   Leo E. Woodard, Chairman and CEO           Leo E. Woodard, President


CORAL RESERVES ENERGY                      CANAAN SECURITIES, INC.,
CORPORATION, an Oklahoma                   a Delaware corporation
corporation
By:/s/ Leo E. Woodard                      By:/s/ Thomas H. Henson
   -----------------------------------        ---------------------------------
   Leo E. Woodard, President                  Thomas H. Henson, President



/s/ Leo E. Woodard                            /s/ John Penton
--------------------------------------        ---------------------------------
Leo E. Woodard                                John Penton


/s/ Michael W. Mewbourn
--------------------------------------
Michael S. Mewbourn

                                  CERTIFICATE

          The undersigned officer of Indian Oil Company, an Oklahoma corporation ("Indian") in connection with the opinions to be delivered by Crowe & Dunlevy, A Professional Corporation, with respect to the Combination Transactions occurring pursuant to the Plan of Combination ("Plan of Combination") dated February 14, 2000, by and among Canaan Energy Corporation, an Oklahoma corporation, f/k/a Coral Reserves Group, Ltd. ("Canaan"), Indian and the other parties named therein, and recognizing that said law firm will rely on this Certificate in delivering its opinions, hereby certifies, to the best of his knowledge and belief, as follows (capitalized terms not otherwise defined herein have the meaning assigned to them in the Plan of Combination):

          1. No Canaan common stock will be issued to shareholders of Indian for services rendered to or for the benefit of Canaan in connection with the Combination Transactions, and no Canaan common stock will be issued for indebtedness of Canaan to Indian or its shareholders or for interest on indebtedness of Canaan to Indian or its shareholders.

          2. The shareholders of Indian will not retain any rights in the property transferred by them to Canaan in connection with the Combination Transactions.

          3. Canaan will not assume any liabilities of the shareholders of Indian in connection with the Combination Transactions, or receive the Indian common stock of such shareholders subject to any liabilities.

          4. There is no indebtedness between Canaan and any of the shareholders of Indian, and there will be no indebtedness created in favor of any such shareholder as a result of the Combination Transactions.

          5. The transfers and exchanges contemplated by the Plan of Combination will occur under a plan agreed upon before the closing of the Combination Transactions in which the rights of the parties are defined.

          6. All exchanges contemplated by the Plan of Combination will occur on approximately the same date.

          7. Each shareholder of Indian will receive Canaan common stock at the Closing approximately equal to the fair market value of the Indian common stock transferred by such shareholder to Canaan.

          8. The shareholders of Indian will pay their own expenses, if any, incurred in connection with the transactions contemplated pursuant to the Plan of Combination.

          9. None of the shareholders of Indian are under the jurisdiction of a court in a title 11 or a receivership, foreclosure or similar proceeding, and the Canaan common stock to be received in the transaction will not be used to satisfy any indebtedness of any such shareholder.

          10. No shareholder of Indian has any plan or intention to sell, exchange or otherwise dispose of any Canaan common stock to be received by such party pursuant to the Plan of Combination.

          IN WITNESS WHEREOF, this Certificate has been signed this 22 day of May, 2000.


                              INDIAN OIL COMPANY, an Oklahoma corporation



                              By:/s/ Richard R. Dunning
                                 ----------------------------------------------
                                 Richard R. Dunning
                                 Title: Chief Executive Officer

                                       2